Exhibit 3.11

THE COMPANIES ACTS 1985 TO 1989

COMPANY LIMITED BY SHARES

Articles of Association

OF

INMARSAT LEASING (TWO) LIMITED

(as amended by Special Resolution on 29 July 2002 and 17 December 2003)

PRELIMINARY

1.                                       The Company is a private Company and accordingly no shares, debentures or other securities of the Company may be offered to the public.

2.                                       The Regulations contained in Table A in the Companies (Tables A to F) Regulations 1985 shall, except as hereinafter provided and so far as not inconsistent with the provisions of these Articles, apply to the Company to the exclusion of all other regulations or Articles of Association.

3.                                       In these Articles the expression “the Act” means the Companies Act 1985 as amended by the Companies Act 1989.

ALLOTMENT OF SHARES

4.                                       (a) Subject to Section 80 of the Act, all unissued shares shall be at the disposal of the Directors and they may allot, grant options over or otherwise dispose of them to such persons, at such times, and on such terms as they think proper and Sections 89(1) and 90(1) to (6) inclusive of the Act shall not apply.

(b)                                 (i) Pursuant to and in accordance with Section 80 of the Act, the Directors shall be generally authorised to exercise for each prescribed period all the powers of the Company to allot relevant securities, provided that such authority shall be limited to the allotment during such period of relevant securities up to an aggregate nominal amount equal to the prescribed amount.

(ii) During each prescribed period the Company and its Directors may make offers or agreements which would or might require the allotment of relevant securities after the expiry of such period, provided that such allotments would not infringe the restrictions set out in the proviso to sub-

paragraph (i) above if made during such period (disregarding for such purpose any increase in the nominal amount of the securities to be allotted which might arise under the terms of any such offer or agreement from events occurring or circumstances arising after the date thereof).

(iii) The expression “relevant securities” herein has the meaning attributed to it in section 80(2) of the Act; the expression “the prescribed period” herein means in the first instance the period expiring five years after the date of incorporation of the Company and shall include any further period (not exceeding five years from the date of the Resolution hereinafter referred to) for which the authority conferred by sub-paragraph (i) above is renewed or extended by Ordinary Resolution or Resolution in writing of the Company stating the prescribed amount for such period; and the expression “the prescribed amount” herein shall in the first instance be £1000 being the amount of the original share capital of the Company and for any further prescribed period shall be that stated in the relevant Resolution.

(iv) Subject to the provisions of the Act and without prejudice to Article 4(a) any shares may be issued which are to be redeemed or are liable to be redeemed at the option of the Company or the holder of such shares on such terms and in such manner as may be provided by the Articles or as the Company may by Resolution determine.  Regulation 3 of Table A shall not apply.

TRANSFER OF SHARES

5.                                       The instrument of a transfer of a share may be in any usual form or in any other form which the Directors may approve and shall be executed by or on behalf of the transferor.  Regulation 23 shall not apply.

Notwithstanding the above provisions of this Article or anything otherwise provided in these Articles (whether by the way of or in relation to pre-emption rights, restrictions on, or conditions applicable to, share transfers, or otherwise) the Director shall not decline to register any transfer of shares and shall not suspend registration thereof;

(a)                                  where such transfer is in favour of a bank or any nominee of a bank (in each case whether as facility agent, security trustee or otherwise) and the transfer is as contemplated by, or pursuant to, any mortgage or charge of shares or any call or other share option granted in favour of the bank (whether as facility agent, security trustee or otherwise); or

(b)                                 where such transfer is by or on behalf of a bank or any nominee of a bank (in each case whether as facility agent, security trustee or otherwise) in favour of any third party upon disposal or realisation of shares following the bank (whether in its capacity as facility agent, security trustee or otherwise)having become entitled to exercise or enforce its rights under any such mortgage, charge and/or call or other option,

and a certificate by any officer of the bank that the relevant transfer is within paragraph (a) and (b) above shall be conclusive evidence of that fact.

PURCHASE OF OWN SHARES

6.                                       Subject to the provisions of section 162 of the Act the Company may with the sanction of an Ordinary Resolution purchase its own shares (including any redeemable shares) on such terms as the Directors may think fit and make a payment in respect of the redemption or purchase of such shares otherwise than out of the distributable profits of the Company or the proceeds of a fresh issue of Shares and subject to the provisions of section 173 to 175 of the Act.  Regulation 35 shall be modified accordingly.

LIEN

7.                                       The Company shall have a first and paramount lien on every share (whether or not it is a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a first and paramount lien on all shares (whether fully paid or not) standing registered in the name of any person for all moneys presently payable by him or his estate to the Company, whether he shall be the sole registered holder thereof or shall be one of several joint holders; but the directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article.  The Company’s lien, if any, on a share shall extend to all dividends payable thereon.  Regulation 8 of Table A shall not apply.

VARIATION OF RIGHTS

8.                                       If at any time the share capital is divided into different classes of shares, the rights attached to any class may, whether or not the company is being wound up, be varied with the consent in writing of the holders of three fourths of the issued shares of that class, or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the shares of the class.  To every such general meeting the provisions of these Articles relating to general meetings shall apply but so that the necessary quorum shall be one person at least holding or representing by proxy one third of the issued shares of class and that any holder of shares of the class present in person or by proxy may demand a poll.

PROCEEDINGS AT GENERAL MEETINGS

9.                                       (i) No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business.  One person entitled/to vote upon the business to be transacted, being a member or a proxy for a member or a duly authorised representative of a corporation, shall be a quorum.

(ii) If a quorum is not present within half an hour from the time appointed for the meeting, the meeting shall stand adjourned to the same day in the next week at the same time and place or such time and place as the Directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for such adjourned meeting, it shall be dissolved.  Regulations 40 and 41 shall be modified accordingly.

(iii) At any General Meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman or by any member present in person or by proxy.

Unless a poll is duly demanded a declaration by the Chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, lost or not carried by a particular majority and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded in favour of or against such resolution.

(iv) Subject to the provisions of the Act any resolution in writing signed by all the members for the time being entitled to receive notice of and attend and vote at general meetings, or by their duly appointed attorneys, shall be as valid and effective as if the same had been passed at a General Meeting of the Company duly convened and held.  Any such resolution may consist of several instruments in the like form each executed by or on behalf of one or more of the members or their attorneys.  Regulation 53 shall be extended accordingly.

VOTES OF MEMBERS

10.                                 Subject to any special rights or restrictions for the time being attached to any special class of shares in the capital of the Company, on a show of hands every member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative, not being himself a member entitled to vote, shall have one vote only and in the case of a poll every member shall have one vote for each Ordinary Share held by him.

PROXY

11.                                 The instrument appointing a proxy shall be in writing in any usual common form, or such other form as may be approved by the Directors, and shall be signed by the appointer or his attorney, duly authorised in writing, or if the appointer is a corporation shall be either under its Common Seal or under the hand of an officer or attorney so authorised.  An instrument of proxy need not be witnessed.

DIRECTORS

12.                                 (i) The number of Directors shall be determined by the Company in General Meeting but unless and until so fixed the minimum number of Directors shall be one and there shall be no maximum number.  Regulation 64 shall be modified accordingly.

(ii) A Director shall not require any share qualification, but shall nevertheless be entitled to attend and speak at any General Meeting of the Company or at any separate meeting of the holders of any class of shares of the Company.

(iii) Any person may be appointed or elected as a Director irrespective of whether or not he has attained the age of seventy years or any other age, and no Director shall be required to vacate his office by reason of his attaining or having attained the age of seventy years or any other age.

(iv) In the event of the minimum number of Directors fixed by or pursuant to these Articles or Table A, being one, a sole Director shall have authority to exercise all the powers and discretions by Table A or these Articles expressed to be vested in the Directors generally.

(v) The Directors may, by power of attorney or otherwise appoint any person to be the agent of the Company for such purposes and on such conditions as they determine, including authority for the agent to delegate all or any of his powers.

ALTERNATE DIRECTORS

13.                                 (i) Each Director shall have the power to nominate any other Director or any person approved for that purpose by resolution of the Board and willing to so act as alternate Director in his place during his absence, and at his discretion to revoke such nomination, and on such appointment being made, each alternate Director whilst so acting shall be entitled to exercise or discharge all the functions, powers and duties and undertake all the liabilities and obligations of the Director he represents but shall not be entitled to receive any remuneration from the Company. An alternate Director shall have one vote for each Director he represents, in addition to his own vote if he is a Director, but shall not be counted more than once in the quorum.  A nomination as an alternate Director shall ipso facto be revoked if the appointer ceases for any reason to be a Director.

(ii) Notice of all Board Meetings shall be sent to every alternate Director as if he were a Director of the Company until revocation of his appointment save that it shall not be necessary to give notice of such a meeting to an alternate Director who is absent from the united Kingdom.

(iii) The appointment of an alternate Director shall be revoked and the alternate Director shall cease to hold office whenever the Director who appointed such alternate Director shall give notice in writing to the Secretary of the Company that he revokes such appointment.  Regulations 65 to 68 shall not apply.

(iv) Without prejudice to Article 13(i) and save as otherwise provided in the Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the Director appointing him.

PROCEEDINGS OF DIRECTORS

14.                                 The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit.  Questions arising at any meeting shall be decided by a majority of votes.  A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors and except where there is a sole director, the quorum necessary for the transaction of business shall be two.

MINUTES

15.                                 The Directors shall cause minutes to be made in books provided for the purpose:

(a) of names of the Directors present at each Meeting of the Directors and any Meeting of any Committee of the Directors.

(b) of all resolutions and proceedings at all meetings of the Company and of the Directors and of any Committee of the Directors.

(c) of all appointments of officers made by Directors.

(d) of all documents sealed with the Common Seal of the Company or otherwise executed in accordance with the Act.

THE SEAL

16.                                 (a) The Directors shall provide for the safe custody of the Seal which shall not be used without the authority of the Directors or of a committee authorised by Directors.  Every instrument to which the Seal shall be affixed shall be signed by one Director and the Secretary or by two Directors.

(b) Where the Act so permits, any instrument signed by one Director and the Secretary or by two Directors and expressed to be executed by the Company shall have the same effect as if executed under the Seal, provided that no instrument shall be signed which makes it clear on its face that it is intended by the person or persons making it to have effect as a deed without the authority of the Directors or of a committee authorised by the Directors.  Regulation 101 shall not apply.

DIRECTORS’ BORROWING POWERS

17.                                 The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and subject to Section 80 of the Act, to issue and create mortgages, charges, memoranda of deposits, debentures, debenture stock and other securities whether outright or as security for any debts, liability or obligation of the Company or any third party.

INTEREST OF DIRECTORS

18.                                 A Director may, notwithstanding his interest, vote in respect of any contract or arrangement with the Company in which he is interested, directly or indirectly, and be taken into account for the purposes of a quorum at a meeting at which such contract or arrangement is considered, and retain for his own absolute use and benefit all profits and advantages accruing to him therefrom.  Regulations 94 and 95 shall not apply.

APPOINTMENT AND RETIREMENT OF DIRECTORS

19.                                 The Directors shall not be subject to retirement by rotation and references thereto in Regulations 73 to 80 shall be disregarded.

DIRECTORS’ GRATUITIES AND PENSIONS

20.                                 The Directors on behalf of the Company may exercise the powers of the Company conferred by Clause 22 of the Memorandum of Association of the Company and Regulation 87 of Table A to provide benefit with regards to gratuities, pensions and insurances for any Director or member of his family.

INSURANCE

21.                                 Without prejudice to the provisions of Regulation 87 and Article 23 the Directors shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers or employees or auditors of the Company, or of any other company which is its holding company or any other company in accordance with the powers in that behalf contained in Clause 23 of the Memorandum of Association of the Company.

DISQUALIFICATION OF DIRECTORS

22.                                 The office of Director shall be vacated if the Director:

(i) ceases to be a Director by virtue of any provision of the Act or he becomes prohibited by law from being a Director.

(ii) becomes bankrupt or makes any arrangement or composition with his creditors generally.

(iii) becomes of unsound mind and either:

(a) admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or in Scotland an application for admission under the Mental Health (Scotland) Act 1960 or

(b) an Order is made by a Court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for detention or for the appointment of a receiver curator bonis or other person to exercise powers with respect to property or affairs

(iv) resigns his office by notice in writing to the Company

(v) is absent from Directors’ Meeting for six calendar months without reasonable excuse and without the consent of the other Directors and they resolve that he vacate office.  Regulation 81 shall be modified accordingly.

INDEMNITY

23.                                 Subject to the provisions of the Act, every Director or other Officer or Auditor of the Company for the time being shall be entitled to be indemnified by the Company out of its own funds against all costs, charges, expenses, losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted, or in connection with any application under any statute in which relief is granted to him by the Court, and no Director or other Officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto, but this article shall only have effect insofar as its provisions are not avoided by Section 310 (as amended) of the Act.

NAME and ADDRESS of SUBSCRIBER

VIOLET COHEN

2nd Floor

80 Great Eastern Street

London EC2A 3RX

Company Director

DATED the 3rd day of November 2000

WITNESS to the above signatures:

For and on behalf of

RM COMPANY SERVICES LIMITED

2nd Floor

80 Great Eastern Street

London EC2A 3RX

Company Formation Agent.